
                                   EXHIBIT 2.3

                            AMENDING AGREEMENT NO. 2

         THIS AGREEMENT made as of the 11th day of April, 2003

A M O N G:

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
                    ASSURE ENERGY, INC., a corporation governed by the laws of the State of
                    Delaware,

                    (hereinafter referred to as the "Purchaser")

                                                                                                  OF THE FIRST PART

                                     - and -

                    Al J. Kroontje (an individual residing in Calgary, Alberta), Donald J.
                    Brown (an individual residing in Calgary, Alberta), Trevor G. Penford (an individual residing in Calgary, Alberta), Troon Investments Ltd. (a corporation with an office in the Province of Alberta) and Karen
                    Brawley-Hogg (an individual residing in Calgary, Alberta),

                    (hereinafter collectively referred to as the "Vendors")

                                                                                                 OF THE SECOND PART

                                     - and -

                    QUARRY OIL & GAS LTD., a corporation governed by the laws of the Province of Alberta.

                    (hereinafter referred to as "Quarry")

                                                                                                  OF THE THIRD PART


         WHEREAS the parties hereto entered into a share purchase agreement dated March 6, 2003 with respect to the proposed purchase by the Purchaser from the Vendors of 6,750,000 common shares of Quarry;

         AND WHEREAS the parties hereto amended the said share purchase agreement pursuant to an amending agreement dated as of March 26, 2003 (the said share purchase agreement so amended shall be referred to herein as the "Purchase Agreement");

         AND WHEREAS the parties hereto wish to again amend the Purchase Agreement pursuant to the terms hereof;



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

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, covenants and agreements contained herein (the receipt and sufficiency of which are being hereby acknowledged), the parties hereto agree as follows:

1. The Purchase Agreement shall continue in full force and effect except as amended by this agreement.

2. The Purchase Agreement is hereby amended to (a) replace the reference to "April 11, 2003" in each of section 1.2, section 8.1 and section 15.1 of the Purchase Agreement with "July 31, 2003", and (b) replace the references to "May 31, 2003" in section 15.1 of the Purchase Agreement with "September 30, 2003".

3. This agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument. This agreement may be delivered by facsimile transmission.

         IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

                                             ASSURE ENERGY, INC.


                                             Per: /s/ Harvey Lalach
                                                  -----------------------------
                                                  Harvey Lalach, President


/s/ Doug Stuve                               /s/ Al J. Kroontje
----------------------------------           --------------------------
Witness                                      Al J. Kroontje


/s/ Doug Stuve                               /s/ Donald J. Brown
----------------------------------           --------------------------
Witness                                      Donald J. Brown


/s/ Doug Stuve                               /s/ Trevor G. Penford
----------------------------------           --------------------------
Witness                                      Trevor G. Penford


/s/ Craig Story                              /s/ Karen Brawley-Hogg
----------------------------------           --------------------------
Witness                                      Karen Brawley-Hogg


                                             TROON INVESTMENTS LTD.


                                             Per:  /s/ Richard DeVries
                                                   -----------------------------
                                                   Richard DeVries
                                                   (authorized signing officer)

                                             QUARRY OIL & GAS LTD.


                                             Per: /s/ Al. J. Kroontje
                                                  ------------------------------
                                                  Authorized Signing Officer


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